UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2024

SYNOPSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19807	56-1546236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

675 Almanor Ave.

Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(650) 584-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 5, 2024, Synopsys, Inc. (“Synopsys”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) by and between Synopsys and Sapphire Software Buyer, Inc. (“Buyer”), an entity controlled by funds affiliated with Clearlake Capital Group, L.P. and Francisco Partners (together, the “Sponsors”). Pursuant to the Purchase Agreement, and subject to the satisfaction or waiver of customary closing conditions specified therein, Synopsys will sell its Software Integrity business unit to Buyer for a purchase price of up to $2.1 billion in cash, comprised of: (i) $1.5 billion, payable at closing; (ii) $125 million, payable in equal installments over five fiscal quarters beginning on the first business day after the day that is the 75th day of Synopsys’ first full fiscal quarter following the closing, subject to acceleration at Synopsys’ option prior to the closing of Synopsys’ pending acquisition of ANSYS, Inc.; and (iii) up to $475 million, payable upon the Sponsors achieving a specified rate of return in connection with one or more potential liquidity transactions.

On May 6, 2024, Synopsys and the Sponsors jointly issued a press release announcing the transaction described herein. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Joint Press release issued by Synopsys, Inc. and the Sponsors, dated May 6, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: May 6, 2024	By:	/s/ John F. Runkel, Jr.
	Name:	John F. Runkel, Jr.
	Title:	General Counsel and Corporate Secretary

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